                                                                    EXHIBIT 99.1


  SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL AND OPERATING DATA

     The following table sets forth a summary of unaudited pro forma condensed combined financial and operating data for Psychiatric Solutions, Ramsay and The Brown Schools as a combined company, giving effect to the acquisitions of Ramsay and The Brown Schools and the Financing Transactions as if they had occurred on the dates indicated and after giving effect to certain pro forma adjustments described in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information." The pro forma condensed combined balance sheet data as of March 31, 2003 have been derived from Psychiatric Solutions', Ramsay's, and The Brown Schools' historical balance sheets, adjusted to give effect to these acquisitions and the Financing Transactions, as well as the acquisition of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) and the merger with PMR Corporation, or PMR, as if they occurred on March 31, 2003. The pro forma condensed combined income statement data for the twelve months ended March 31, 2003, the three months ended March 31, 2003 and 2002 and the year ended December 31, 2002 give effect to these acquisitions and the Financing Transactions, as well as our acquisition of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) and our merger with PMR as if they occurred at the beginning of these respective periods.

     The adjustments necessary to fairly present the unaudited pro forma condensed combined financial data have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial data. The pro forma adjustments are preliminary and revisions to the preliminary purchase price allocations and financing of the transactions may have a significant impact on the pro forma adjustments. A final valuation of net assets acquired associated with the Ramsay acquisition cannot be made prior to the completion of this offering memorandum. A final determination of these fair values will be conducted by Psychiatric Solutions' independent valuation specialists. The consideration of this valuation will most likely result in a change in the value assigned to the fixed and intangible assets acquired of Ramsay.

     The unaudited pro forma condensed combined financial and operating data is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period. The unaudited pro forma condensed combined financial and operating data are only a summary and should be read in conjunction with the "Unaudited Pro Forma Condensed Combined Financial Information," "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included elsewhere in this offering memorandum.

                                                 TWELVE MONTHS      THREE MONTHS ENDED
                                                     ENDED               MARCH 31,            YEAR ENDED
                                                   MARCH 31,      -----------------------    DECEMBER 31,
                                                     2003            2003         2002           2002
                                                ---------------   ----------   ----------   --------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
INCOME STATEMENT DATA:
Revenue.......................................      $366,464       $ 91,877     $ 89,638       $364,225
Expenses:
  Salaries, wages and employee benefits.......       202,378         51,071       50,553        201,860
  Other operating expenses(1).................       116,925         29,719       27,705        114,911
  Provision for (recovery of) doubtful
     accounts(2)..............................         7,768          2,132          (52)         5,584
  Depreciation and amortization...............         6,701          1,711        1,639          6,629
  Interest expense............................        20,344          5,029        4,881         20,196
  Other expenses(3)...........................         2,400            957          107          1,550
                                                    --------       --------     --------       --------
     Total expenses...........................       356,516         90,619       84,833        350,730

                                                 TWELVE MONTHS      THREE MONTHS ENDED
                                                     ENDED               MARCH 31,            YEAR ENDED
                                                   MARCH 31,      -----------------------    DECEMBER 31,
                                                     2003            2003         2002           2002
                                                ---------------   ----------   ----------   --------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
Earnings from continuing operations before
  taxes.......................................         9,948          1,258        4,805         13,495
Provision (benefit) for taxes.................        (7,890)           843          181         (8,552)
                                                    --------       --------     --------       --------
Net earnings from continuing operations.......        17,837            415        4,624         22,047
Accrued dividends on series A convertible
  preferred stock.............................         1,274            312          312          1,274
                                                    --------       --------     --------       --------
Net earnings from continuing operations
  applicable to common stockholders...........      $ 16,563       $    103     $  4,312       $ 20,773
                                                    ========       ========     ========       ========
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents.....................      $  7,087
Working capital...............................        31,049
Property, plant and equipment, net............       113,668
Total assets..................................       274,899
Total debt....................................       176,986
Total preferred equity........................        25,000
Stockholders' equity..........................        23,678
OTHER FINANCIAL DATA:
Capital expenditures..........................      $  5,307       $  1,685     $  1,309       $  4,931
EBITDA(4).....................................        39,393          8,955       11,432         41,870
SELECTED PRO FORMA RATIOS:
EBITDA/Cash interest expense(5)...............           2.2x
Net debt/EBITDA(6)............................           4.3x
OPERATING DATA:
Number of facilities:
  Owned.......................................            18             18           18             18
  Leased......................................             4              4            4              4
Number of beds................................         2,812          2,812        2,759          2,768
Admissions....................................        31,968          8,334        7,990         31,624
Patient days..................................       756,459        191,757      185,411        750,113
Average length of stay........................            24             23           23             24

---------------

(1) Other operating expenses include operating expenses, professional fees and rent expense. Rent expense was $6,654, $1,747, $1,447 and $6,354 for the twelve months ended March 31, 2003, the three months ended March 31, 2003 and 2002 and the year ended December 31, 2002, respectively.

(2) Provision for doubtful accounts of $1,879 for the three months ended March 31, 2002 was offset by the collection of previously reserved accounts receivable relating to closed outpatient programs and a change in the estimate on the collectability of certain other receivables at PMR.

(3) Other expenses include (a) for the three months ended March 31, 2003, expense of $960 to revalue put warrants, income of $461 to release reserves on stockholder notes and a loss of $458 related to a sale of land; (b) for the three months ended March 31, 2002, asset impairment charges incurred at Ramsay of $125 and $18 of recoveries from the sale of previously written down assets at PMR; and (c) for the year ended December 31, 2002, asset impairment charges incurred at Ramsay of $125, $18 of recoveries from the sale of previously written down assets at PMR, $1,900 of employee severance and termination costs associated with the winding up of PMR and $457 of other various gains associated with PMR.

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(4) EBITDA is defined as earnings from continuing operations before income taxes, interest expense (net of interest income), depreciation, amortization, and other items included in the caption above labeled "Other expenses" as more fully described in the accompanying reconciliation of EBITDA to earnings from continuing operations before income taxes. While you should not consider EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States, management understands that EBITDA is a commonly used analytical indicator of performance within the health care industry and also serves as a measure of leverage capacity and debt service ability. In addition, we use EBITDA as the measure of operating profitability of its segments and their components. EBITDA, as presented, may not be comparable to the same or similarly titled measures of other companies. The following are the components of EBITDA for the twelve months ended March 31, 2003, the three months ended March 31, 2003 and 2002 and the year ended December 31, 2002:

                                                 TWELVE MONTHS   THREE MONTHS ENDED
                                                     ENDED           MARCH 31,         YEAR ENDED
                                                   MARCH 31,     ------------------   DECEMBER 31,
                                                     2003         2003       2002         2002
                                                 -------------   ------     -------   ------------
                                                              (DOLLARS IN THOUSANDS)
    Earnings from continuing operations before
      income taxes.............................     $ 9,948      $1,258     $ 4,805     $13,495
    Interest expense...........................      20,344       5,029       4,881      20,196
    Depreciation and amortization..............       6,701       1,711       1,639       6,629
    Other expenses(3):
      Change in valuation of put warrants......         960         960          --          --
      Change in reserve on stockholder notes...        (461)       (461)         --          --
      Loss on sale of land.....................         458         458          --          --
      Severance costs associated with PMR......       1,900          --          --       1,900
      Other various gains associated with PMR
         not considered operating by
         management............................        (457)         --          --        (457)
      Impairment charges at Ramsay.............          --          --         125         125
      Recoveries from the sale of previously
         written down assets...................          --          --         (18)        (18)
                                                    -------      ------     -------     -------
         Total other expenses..................       2,400         957         107       1,550
                                                    -------      ------     -------     -------
    EBITDA.....................................     $39,393      $8,955     $11,432     $41,870
                                                    =======      ======     =======     =======

(5) Cash interest expense excludes the amortization of deferred financing fees and expenses.

(6) Net debt represents total debt less cash and cash equivalents.

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